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                                                                 Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 of our report dated September 26, 1997, except for Note 3, for which the date is September 30, 1997, on our audits of the consolidated financial statements of Unidata, Inc. and Subsidiaries. We also consent to the reference to our firm under the captions "Experts" and "Summary Historical Financial Data."





Coopers & Lybrand L.L.P.
Denver, Colorado

December 30, 1997